EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements 333-66680, 333-100807, 333-101106, 333-102691, 333-108823, 333-119236, 333-134813, 333-135706 and 333-152350 on Form S-8 of our report dated July 14, 2006 relating to the consolidated financial statements of MIV Therapeutics, Inc. for the year ended May 31, 2006 appearing in the Annual Report on Form 10-K of MIV Therapeutics, Inc. for the year ended May 31, 2007.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants
Vancouver, Canada
August 29, 2008